SEC Form 4 and Form 5--Confirmation of Authority to Sign and File

Pursuant to Instruction 7 to SEC "Form 4--Statement of Changes in Beneficial Ownership and Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a Trustee of MassMutual Corporate Investors and MassMutual Participation Investors (each, a "Trust"), hereby appoint and designate (i) Diane Clines, (ii) Mark Godin, (iii) Sara Stinson and (iv)
Robert Guerin, and each of them singly, my true and lawful power of attorney with full power to sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Trust said SEC Form 4 or Form 5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned on Form 4 or Form 5.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.




Signature and Date:       Ronald Talaia        July 18, 2006
                  -------------------------------------------------------------

Name:    Ronald Talaia
Title:   Trustee of MassMutual Corporate Investors and
         MassMutual Participation Investors